Exhibit 99.1


                            Certification Pursuant to
                             18 U.S.C. Section 1350
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

          In connection with the Amendment No. 1 to the Quarterly Report on Form 10-Q of City Investing Company Liquidating Trust, a Delaware trust (the "Trust") for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned trustee certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

          1.)   the Report fully complies with the requirements of Section 13(a)
or 15(d) of the Securities Exchange Act of 1934; and

          2.)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

          The foregoing certification is incorporated solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used for any other purpose.



Dated: August 14, 2002                           /s/ Lester J. Mantell
                                                 -------------------------------
                                                 Lester J. Mantell
                                                 Trustee